Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Immuneering Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	6,500,000(2)	$1.26(3)	$8,190,000	$153.10 per $1,000,000	$1,253.89
Total Offering Amounts					$0		$1,253.89
Total Fee Offsets (4)							$0
Net Fee Due							$1,253.89

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) an additional 1,422,440 shares of Class A common stock that may be issuable under the Immuneering Corporation 2021 Incentive Award Plan (the “2021 Plan”) pursuant to the terms of the 2021 Plan, (ii) an estimated 3,577,560 shares of Class A common stock that may become available for issuance under the 2021 Plan under the annual increase provision therein pursuant to the terms of the 2021 Plan, (iii) an additional 380,610 shares of Class A common stock that may be issuable under the Immuneering Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to the terms of the 2021 ESPP, (iv) an estimated 619,390 shares of Class A common stock that may become available for issuance under the 2021 ESPP under the annual increase provision therein pursuant to the terms of the 2021 ESPP, and (v) 500,000 shares of Class A common stock that may be issuable under the Immuneering Corporation 2025 Inducement Award Plan (“2025 Inducement Plan”) pursuant to the terms of the 2025 Inducement Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of Immuneering Corporation’s (the “Registrant”) Class A common stock as reported on The Nasdaq Global Market on May 1, 2025.

(4)	The Registrant does not have any fee offsets.